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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANT

We herebyconsent to the incorporation by reference in the Registration Statement (Form S-8) of Ancor Communications, Incorporated pertaining to the Ancor Communications, Incorporated 1994 Non-Employee Director Stock Option Plan, as amended through September 15, 1997, of our report dated February 19, 1998, with respect to the 1996 and 1997 financial statements of Ancor Communications, Incorporated included in its Annual Report on Form 10K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                          /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
January 21, 2000